SETTLEMENT AGREEMENT
                              --------------------

         THIS AGREEMENT is entered into as of the 15th day of February 2002, by and between Method Products Corp., a Florida Corporation with a principal place of business in Pompano Beach, Florida ("MPC"); and RICHARD FIENI, an individual of Boca Raton, Florida ("FIENI").

         WHERAS, FIENI and MPC entered into an employment agreement as of July 1st, 2001; and

         WHEREAS, the parties now wish to terminate the employment agreement and resolve all issues that may arise between the parties by virtue of the agreement and the performance of their respective obligations thereunder.

         NOW THEREFORE, in consideration of the provisions of this Agreement, the receipt and sufficiency of which are hereby acknowledged, MPC and FIENI agree as follows:

         1. Upon the execution of this Agreement by both FIENI and MPC, FIENI shall and does hereby resign as an officer, director and employee of MPC and all its subsidiaries thereof, and shall and hereby does otherwise resign all employment positions with MPC and all subsidiaries thereof, and relinquish to MPC all options in MPC stock (which shall be canceled). FIENI shall in connection therewith, contemporaneously return any and all property owned by MPC and/or its subsidiaries as an officer, director and/or employee including without limitation in executing all currently outstanding written consents of directors and/or committee members of MPC and its subsidiaries.

         2. Simultaneously with the resignation referred to above, MPC shall and hereby does transfer and convey unto FIENI all right and interest MPC may have to fulfill those contracts scheduled on Exhibit 1 annexed hereto and incorporated herein by reference.

         3. Simultaneously with the resignation referred to in paragraph 1 above, MPC agrees to pay FIENI Twenty-five thousand ($25,000) Dollars, which shall be paid (provided FIENI has complied with his obligations set forth in paragraph 1) as follows: Five thousand ($5,000) Dollars shall be paid upon the execution of this agreement; and four (4) additional Five Thousand ($5,000) Dollar payments shall be paid to Fieni on or before March, 12, 2002, April 12, 2002, May 12, 2002, and June 12, 2002,
                  respectively. Time is of the essence, and any late payment shall bear an interest rate of ten (10%) percent per annum until paid.

         4. MPC shall also pay FIENI his salary through the date of the execution of this Agreement, which amount shall be paid at the time such payment would be made in the ordinary course of business.

         5. The aforesaid amounts shall constitute payment in full for all past due accrued salary and benefits and otherwise constitute a complete severance payment from MPC.

         6. Upon the execution of this Agreement, MPC hereb releases FIENI from all non-competition covenants contained in the July 1st, 2001 employment agreement.

         7. Upon execution of this Agreement, except to the obligations contained herein including those set forth in paragraph 1 above, MPC shall hereby does release FIENI from any and all obligations it may have against him with respect to any matter from the beginning of time to the date hereof.

         8. Upon the payment of all amounts due hereunder, except to the obligations contained herein and provided FIENI does not have to disgorge any such payments, FIENI shall and hereby does release MPC and all subsidiaries thereof from any and all obligations he may have against it/them with respect to any matter from the beginning to the date hereof.

         9. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Any action and/or proceeding relating to or arising out of this Agreement shall be brought in federal or state courts located in Broward County, Florida, and the prevailing party in any such proceeding shall be enabled to recover its reasonable attorney's fees.

         10. In case one or more provisions contained in thi Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in turn be affected or impaired thereby.

         11. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         12. No provisions of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated unless each party hereto consents in writing.

         13. This Agreement contains the entire agreement between the parties, and all discussions, negotiations and the like occurring before the execution of this Agreement shall be merged into this document.
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         14.      Any number of counterparts of this Settlement Agreement may be executed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument. The parties agree that facsimile signatures of the parties shall be acceptable and deemed as if they were original signatures tot his Agreement.

         15. The parties hereby expressly warrant that the person or persons executing this Settlement Agreement on behalf of such parties is/are duly authorized to enter into and bind said corporation tot his settlement.

         IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first set forth above.

WITNESS:
                                                         /S/ Richard E. Fieni
--------------------------                               -----------------------
                                                         Richard E. Fieni


                                                         Method Products Corp.

                                                         /S/ Mark Antonucci
                                                         -----------------------
                                                         Mark Antonucci
                                                         Chief Executive Officer